Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard N. Marshall and Robert M. Kerrigan, III, or either of them, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2010 of Panhandle Eastern Pipe Line Company LP, a Delaware limited partnership, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:   February 25, 2010

/s/ George L. Lindemann	/s/ Eric D. Herschmann
George L. Lindemann	Eric D. Herschmann
/s/ David Brodsky	/s/ Herbert H. Jacobi
David Brodsky	Herbert H. Jacobi
/s/ Frank W. Denius	/s/ Thomas N. McCarter, III
Frank W. Denius	Thomas N. McCarter, III
/s/ Kurt A. Gitter, M.D.	/s/ George Rountree, III
Kurt A. Gitter, M.D.	George Rountree, III
/s/ Allan D. Scherer
Allan D. Scherer